Exhibit 4.8

Form of Subordinated Note

Copytele, Inc.

[ Title of Security ]

No. [ ]	CUSIP No.:	[ ]
	[Common Code][ISIN]:	[ ]
[$ ]

Copytele Inc., a Delaware corporation (“Issuer”, which term includes any successor corporation), for value received promises to pay to [ If the Security is a Global Security –  CEDE & CO.][ If the Security is not a Global Security –              ] or registered assigns, the principal sum of             on             ,            (the “Maturity Date”) [ If the Security is to bear interest prior to maturity, insert— , and to pay interest thereon from             or from the most recent interest payment date to which interest has been paid or duly provided for,  [semiannually in arrears on             and             in each year ], commencing             ,             (each, an “Interest Payment Date”) at the rate of [             % per annum ], until the principal hereof is paid or made available for payment [ If applicable insert—,  and (to the extent that the payment of such interest shall be legally enforceable) at the rate of             % per annum on any overdue principal and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Holder in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the record date for such interest, which shall be the             or             (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, an “Interest Record Date”). Interest will be computed on the basis of [ a 360-day year of twelve 30-day months ].]

[If the Security is not to bear interest prior to maturity, insert—The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at maturity and, in each such case, the overdue principal of this Security shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand.]

Reference is made to the further provisions set forth on the reverse of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

Copytele, Inc.

By:
Name:
Title:

Attest:

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: [    ]

____________, as Trustee

By:
Name:
Title:

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint

agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)